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                                                EFFECTIVE DATE: DECEMBER 6, 2000


                                CCM ADVISORS, LLC
                                CCM PARTNER FUNDS

                                 CODE OF ETHICS


     This Code of Ethics ("Code") has been adopted by CCM Advisors, LLC ("CCMA"). The Code applies to all employees of CCMA and all officers and trustees of CCM Partner Funds ("Partner Funds"), except those trustees who are not "interested persons" of Partner Funds, as defined in the Investment Company Act of 1940 (the "Investment Company Act") and rules thereunder.

     The policy of CCMA is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of CCMA, or its officers, members and employees, and the interests of Partner Funds or CCMA's advisory clients ("Clients"). The Investment Company Act and Investment Advisers Act and rules thereunder require that CCMA and Partner Funds establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Clients might take advantage of that knowledge for their own benefit. Implementation and monitoring of these standards inevitably places some restrictions on the freedom of the investment activities of those people.

     This Code of Ethics has been adopted by CCMA to meet those concerns and legal requirements. Any questions about the Code or about the applicability of the Code to a personal securities transaction should be directed to CCMA's legal counsel.

I.   STATEMENT OF PRINCIPLE

     GENERAL PROHIBITIONS. The Investment Company Act and rules make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by Clients to:

     a.   employ any device, scheme or artifice to defraud Clients;

     b. make any untrue statement of a material fact, omit to state a material fact or in any way mislead Clients regarding a material fact;

     c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Clients; or

     d.   engage in any manipulative practice with respect to Clients.

     PERSONAL SECURITIES TRANSACTIONS. The Code regulates personal securities transactions as a part of the effort by CCMA to detect and prevent conduct that might violate the general prohibitions outlined above. A personal securities transaction is a transaction in a security in which the person subject to this Code has a beneficial interest.


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     SECURITY is interpreted very broadly for this purpose, and includes any right to acquire any security (an option or warrant, for example).

     You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from action in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of section 16). Examples of beneficial interest and a copy of Rule 16a-1(a), defining beneficial ownership, are attached as appendix A.

     In any situation where the potential for conflict exists, transactions for Clients must take precedence over any personal transaction. The persons subject to this Code owe a duty to Clients to conduct their personal securities transactions in a manner that does not interfere with Clients' portfolio transactions or otherwise take inappropriate advantage of their relationship to Clients. Personal securities transactions must comply with the Code of Ethics and should avoid any actual or potential conflict of interest between your interests and Clients' interests.

     Situations not specifically governed by this Code of Ethics will be resolved in light of this general principle.

II.  RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

     A. NO TRANSACTIONS WITH CLIENTS. No person subject to this Code shall knowingly sell to or purchase from a Client any security or other property, except securities issued by that Client.

     B. NO CONFLICTING TRANSACTIONS. No person subject to this Code shall purchase or sell any security, other than a listed index option or futures contract, in which such person has or would thereby acquire a beneficial interest which the person knows or has reason to believe is being purchased or sold or considered for purchase or sale by a Client, until all Clients' transactions have been completed or consideration of such transactions has been abandoned.

     C. GIFTS. No person subject to this Code may accept any gift or other thing of more than a $100 value from any person or entity that does business with or on behalf of CCMA, or seeks to do business with or on behalf of CCMA. Gifts in excess of this value must either be returned to the donor or paid for by the recipient. It is not the intent of the code to prohibit the everyday courtesies of business life. Therefore, excluded from this prohibition are an occasional meal, ticket to a theater, entertainment, or sporting event that is an incidental part of a meeting that has a clear business purpose.

     D. SERVICE AS A DIRECTOR. No person subject to this Code may serve as member of the board of directors or trustees of any business organization, other than a civic


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          or charitable organization, without the prior written approval of a
          Managing Director of CCMA based on a determination that the board service would not be inconsistent with the interests of CCMA or of its Clients.

III. COMPLIANCE PROCEDURES

     A. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. All personal securities transactions must be conducted through brokerage accounts that have been identified to CCMA. Each such brokerage account must be set up to deliver duplicate copies of all confirmations and statements to CCMA. No exceptions to this policy will be made.

     B. PRECLEARANCE. Except as provided below, all personal securities transactions must be cleared in advance by a CCMA Managing Director (personal securities transactions for whom must be precleared in advance by another Managing Director). If the proposed trade is not executed within two business days after preclearance, the preclearance will expire and the request must be made again.

          Transactions in the following securities are exempt from the preclearance requirement but are subject to all other provisions of the Code:

          1.   securities listed as exempt in Section IV;

          2.   municipal securities;

          3.   straight debt securities;

          4.   listed index options and futures;

          5. short sales of, or transactions that close or have the economic effect of closing a short position in, securities not held in the portfolio of, or under consideration for purchase by, any Client; and

          6. transactions in an account (including an investment advisory account, trust account or other account) of such person (either alone or with others) over which a person other than the person (including an investment adviser or trustee) exercises investment discretion if:

               - the person does not know of the proposed transaction until after the transaction has been executed;

               - the person has previously identified the account to CCMA and has affirmed to CCMA that (in some if not all cases) he or she does not know of proposed transactions in that account until after they are executed.


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                           This exclusion from the preclearance requirement is
                           based upon the employee not having knowledge of any transaction until after that transaction is executed. Therefore, notwithstanding this general exclusion, if the person becomes aware of any transaction in such investment advisory account before it is executed, the person must seek preclearance of that transaction before it is executed.

     C. DISCLOSURE OF PERSONAL HOLDINGS. Each person subject to this Code shall disclose his or her personal securities holdings no later than ten days after commencement of employment with CCMA (Attachment A), and annually thereafter (Attachment B) as of December 31 of each year. Annual reports shall be delivered to CCMA no later than January 30 of the following year.

     D.   REPORTING PERSONAL SECURITIES TRANSACTIONS.

          1. Each person subject to this Code shall (i) identify to CCMA any brokerage or other account in which the person has a beneficial interest and (ii) instruct the broker or custodian to deliver to CCMA duplicate confirmations of all transactions and duplicate monthly statements.

          2. Each person subject to this Code shall report all personal securities transactions during a quarter to CCMA no later than ten days after the end of the quarter.

          Quarterly transaction reports shall include the following information:

          For each transaction:

               -    the date of the transaction;

               - title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved;

               - the nature of the transaction (i.e., PURCHASE, sale, GIFT, or other type of acquisition or disposition);

               -    the price at which the transaction was effected;

               - the name of the broker, dealer or bank with or through which the transaction was effected; and

               -    the date the report is submitted.


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               In addition, for each account established during the quarter in which securities are held for the benefit of a person, the quarterly report shall include:

                    - the name of the broker, dealer or bank with whom the account was established;

                    -    the date the account was established; and

                    -    the date the report is submitted.

     E. REPORTS MAY BE IN ANY FORM. Quarterly transaction reports filed pursuant to Section III (D)(2) of this Code may be in any form (including copies of confirmations or account statements) including the information required by Section III(D)(2).

               A persons subject to this Code will be deemed to have satisfied the quarterly reporting requirement, and is not required to file a quarterly report of any transactions executed through brokerage or other accounts identified to CCMA and for which duplicate monthly account statements showing all transactions are delivered to CCMA.

          Any personal securities transaction which for any reason does not appear in the trading or brokerage records described above shall be reported as required by Section III(D)(2) of this Code.

     F. MONITORING OF TRANSACTIONS. CCMA's Managing Directors will monitor the trading patterns of employees and each other.

     F. CERTIFICATION OF COMPLIANCE. Each person subject to this Code is required to certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. Each person is also required to certify annually that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the code. To accomplish this, a copy of the Code shall be distributed annually with a certification request.

          Each person who has not engaged in any personal securities transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

     G. REVIEW BY THE PARTNER FUNDS' BOARD. The officers of Partner Funds shall prepare an Annual Issues and Certification Report to the board of Partner Funds that:

          1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;


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          2.   describes issues that arose during the previous year under the
               Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

          3. certifies to the board that the Partner Fund has adopted procedures reasonably necessary to prevent violations of the Code; and

          4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

IV. EXEMPT TRANSACTIONS

     The provisions of this Code are intended to restrict the personal investment activities of persons subject to the Code only to the extent necessary to accomplish the purposes of the Code. Therefore, the provisions of
Section II (Restrictions on Personal Securities Transactions) and Section III (Compliance Procedures) of this Code shall not apply to:

     A. Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control;

     B.   Purchases or sales of:

          1.   U.S. government securities;

          2. shares of open-end investment companies (mutual funds), including but not limited to shares of any mutual fund managed by CCMA; and

          3.   bank certificates of deposit or commercial paper.

     C. Purchases or sales over which persons subject to this Code have no control;

     D.   Purchases which are part of an automatic dividend reinvestment plan;

     E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     F. Purchases or sales which receive prior approval because they are not inconsistent with this Code or the provisions of Rule 17j-l(a) under the Investment Company Act of 1940.

V. CONSEQUENCES FOR FAILURE TO COMPLY WITH THE CODE

     Compliance with this Code of Ethics is a condition of employment by CCMA and retention of office as a trustee or officer of Partner Funds. Taking into consideration all relevant circumstances, CCMA will determine what action is appropriate for any breach of the provisions


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of the Code. Possible actions include letters of sanction, suspension, termination of employment, or removal from office.

     Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by CCMA to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.


VII. RETENTION OF RECORDS

     CCMA shall maintain the records listed below for a period of six years at CCMA's principal place of business in an easily accessible place:

     A.   a list of all persons subject to the Code during the period;

     B. receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

     C. a copy of each code of ethics that has been in effect at any time during the period;

     D. a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period; and


Adopted effective          December 6, 2000

\s\  Robert Norvell
-------------------
Robert Norvell, Managing Director


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                                                                      Appendix A

                        EXAMPLES OF BENEFICIAL OWNERSHIP

     For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

- securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

- securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

- securities held by you as trustee or co-trustee, where either you or any member of your immediate family (I.E., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

- securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

- securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

- securities held by a personal holding company controlled by you alone or jointly with others;

- securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

- securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.


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You will NOT be deemed to have beneficial ownership of securities in the following situations:

- securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

- securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

     These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to CCMA's legal counsel.


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                                  ATTACHMENT A


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

     CODE OF ETHICS. CCM Advisors, LLC ("CCMA") and CCM Partner Funds ("Partner Funds") have adopted a written Code of Ethics (the "Code") to avoid potential conflicts of interest by CCMA personnel. A copy of the Code is attached to this letter. As a condition of your continued employment with CCMA and the retention of your position, if any, as an officer of Partner Funds, you are required to read, understand and abide by the Code.

     POLICY AND PROCEDURES CONCERNING MATERIAL NON-PUBLIC INFORMATION. CCMA also has adopted a written policy concerning the use and handling of material non-public information (the "Policy"), a copy of which is also attached. Acknowledgment of compliance with the Policy is an additional condition of continued employment with CCMA.

     COMPLIANCE PROGRAM. The Code and Policy require that all personnel furnish to CCMA the names and addresses of any firm with which you have any investment account. You are also required to furnish to CCMA copies of your monthly or quarterly account statements, or other documents, showing all purchases or sales of securities in any such account, or which are effected by you or for your benefit, or the benefit of any member of your household. Additionally, you are required to furnish a report of your personal securities holdings within 10 days of commencement of your employment with CCMA and annually thereafter. These requirements apply to any investment account, such as an account at a brokerage house, trust account at a bank, custodial account or similar types of accounts.

     Any questions concerning the Code or the Policy should be directed to CCMA's legal counsel.

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     I affirm that I have read and understand the Code of Ethics ("Code") and the Policy Concerning Material Non-Public Information ("Policy"). I agree to the terms and conditions set forth in the Code and the Policy.


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         Signature                                                   Date


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                                  ATTACHMENT B

                        ANNUAL AFFIRMATION OF COMPLIANCE

I affirm that:

     1. I have again read and, during the past year to the best of my knowledge, have complied with the Code of Ethics ("Code") and the Policy Concerning Material Non-Public Information ("Policy").

     2. I have provided to CCMA the names and addresses of each investment account that I have with any firm, including, but not limited to, broker-dealers, banks and others. (List of known accounts attached.)

     3. I have provided to CCMA copies of account statements showing each and every transaction in any security in which I have a beneficial interest, as defined in the Code during the most recently-ended calendar year

          or

          During the most recent calendar year there were no transactions in any security in which I had a beneficial interest required to be reported pursuant to the Code.

     4. I have provided to CCMA a report of my personal securities holdings as of the end of the most recent calendar year, including the title, number of shares and principal amount of each security in which I have any direct or indirect beneficial ownership.





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         Signature                                          Date